                                                                    Exhibit 7.11

                              TERM PROMISSORY NOTE

$6,000,000.00                                              Louisville, Kentucky
                                                             February __ , 1999

         FOR VALUE RECEIVED, WILSON FINANCIAL CORPORATION, a Florida corporation with principal office and place of business in Jacksonville, Florida ("Maker"), promises and agrees to pay to the order of IMAGINE INVESTMENTS, INC., a Delaware corporation, or to any holder of this Note ("Payee"), the principal sum of SIX MILLION DOLLARS ($6,000,000.00), together with interest upon such principal balance at the rate provided below, in legal tender of the United States of America. The unpaid principal balance of, and all accrued interest on, this Note shall be due and payable in full on December 31, 2001, which date shall be the final maturity date of this Note.

         1. Interest Rate. The principal balance of this Note shall bear interest at the rate of ten percent (10%) per annum. All parties hereto hereby specifically agree that this Note has been delivered in the Commonwealth of Kentucky and that the laws of the Commonwealth of Kentucky shall govern this Note.

         2. Disbursements of Principal. Payee may make periodic disbursements of principal to Maker as hereinafter requested by Maker in writing from time to time, pursuant to a Loan Agreement among Maker, Payee and J. Steven Wilson ("Guarantor"), of even date herewith (the "Loan Agreement"). This is not a revolving note, and amounts disbursed hereunder may not be paid down and subsequently reborrowed by Maker.

         3. Payment of Interest. All accrued interest on the principal balance of this Note shall be paid quarterly on the first day of each calendar quarter, commencing April 1, 1999, and at the maturity of this Note. All interest on the principal balance of this Note shall be computed on the basis of the actual number of days elapsed over an assumed year of 360 days. Payee agrees that if it is "impractical" for Maker to make quarterly interest payments at any time hereunder, Payee will not be entitled to foreclose on the stock pledged to Payee pursuant to the "Security Documents" (as hereinafter defined), nor will Payee be entitled to accelerate this Note; provided, however, that such interest shall remain due and payable on a quarterly basis. The term, "impractical," as used in the preceding sentence, shall not include Maker's payment(s) of other obligations in lieu of payment of interest hereunder - i.e., Maker's election to pay other obligations shall not be sufficient to relieve Maker of its obligation to make quarterly payments of interest hereunder.

         4. Repayment of Principal. The principal balance of this Note shall be paid in full at the maturity date or earlier acceleration of this Note. No portion of the principal balance of this Note, nor any accrued interest thereon, may be prepaid at any time, in whole or in part, without the written consent of Payee.

         5. Application of Payments. Payments made under this Note shall be applied, at the holder's sole option, first to any expenses or sums advanced by Payee in respect of and in accordance with the terms of this Note or the Loan Agreement or under the terms of any document or instrument securing the repayment of this Note; second, to accrued but unpaid interest upon the principal balance of this Note; and then to the principal balance of this Note.

         6. Overdue Payments; Default Rate. All overdue payments of principal or interest on this Note shall bear additional interest until paid in full at the rate per annum (calculated on the basis of an assumed year of 360 days as aforesaid) of five percent (5%) per annum in excess of the rate otherwise payable under the terms of this Note or the highest rate allowed by applicable law, whichever is lower, and shall be due and payable on demand of the holder hereof. All payments under this Note shall be paid to Payee at 8150 North Central Expressway, Suite 1901, Dallas, Texas 75206, or to such other person or at such other place as may be designated in writing by Payee or any subsequent holder of this Note.

         7. Security. This Note is secured by: (i) a lien upon, and security interest in, certain shares of stock of Riverside Group, Inc., owned by Maker, pursuant to a Stock Pledge Agreement of even date herewith between Maker and Payee, (ii) the personal guaranty of Guarantor pursuant to the Unconditional Guaranty Agreement of even date herewith, and (iii) a lien upon, and security interest in, all of the shares of stock of Maker pursuant to a Stock Pledge Agreement of even date herewith between Guarantor and Payee. This Note has been issued pursuant to the Loan Agreement (such Loan Agreement and the foregoing Stock Pledge Agreements and Unconditional Guaranty Agreement are hereinafter collectively referred to as the "Security Documents"), and is entitled to all the benefits of the Security Documents.

         8. Events of Default. Each of the following events shall constitute an event of default under this Note, the occurrence of any of which shall entitle the holder hereof to declare the entire principal balance of this Note, together with all accrued interest and all other liabilities, indebtedness and obligations of Maker and/or Guarantor to Payee, whether now existing or hereafter created, to be immediately due and payable, and to take any and all action allowed Payee by law or equity, under the terms of this Note, under the terms of any of the Security Documents, and under the terms of any other agreements between Maker and/or Guarantor and Payee:

                  (a) The failure of Maker to make any payment of principal or interest provided for in this Note on the date upon which it is due;

                  (b) The occurrence of an Event of Default as described in this Note or any Security Document;

                  (c) The failure of Maker or Guarantor to perform or the breach by Maker or Guarantor of any of the agreements, covenants and warranties and agreements set forth in this Note or in the Security Documents or any other agreement between Maker and/or Guarantor and Payee, whether now existing or hereafter entered into;

                  (d) Any lien, garnishment, levy, attachment or encumbrance of any kind is placed against any property which serves as collateral for this Note;

                  (e) The holder of this Note determining that any representation, warranty, statement, report, or application made or provided by Maker or Guarantor to Payee or the holder hereof is or was at the time made untrue or materially misleading;

                  (f) The issuance of any tax lien or levy against Maker or Guarantor or any of its or his property or Maker's or Guarantor's failure to pay, withhold, collect or remit any tax when assessed or due;

                  (g) If any representation, warranty or other statement of fact made by Maker or Guarantor in any Security Document shall be false or misleading;

                  (h) Maker or Guarantor shall (i) become insolvent, (ii) become generally unable to pay its or his respective debts as they come due, (iii) make an assignment for the benefit of creditors, (iv) call a meeting of creditors for the composition of debts, or (v) have filed against it or him a petition in bankruptcy or for reorganization or for the appointment of a custodian, receiver or trustee or the equivalent which is not removed or dismissed within thirty (30) days thereafter;

                  (i) There shall hereafter occur any material and adverse change in the business operations and condition, financial or otherwise, of Maker or Guarantor or in the value of the collateral securing repayment of this Note; and

                  (j) If a final judgment or judgments for the payment of money in the aggregate in excess of $10,000.00 shall be rendered against Maker or Guarantor and such judgment(s) shall remain unsatisfied or unstayed for a period of thirty (30) days.

         9. No Waiver, Cumulative Remedies. The failure of Payee to exercise any of its rights and remedies shall not constitute a waiver of the right to exercise them at that or any other time. All rights and remedies of Payee in the event of a default shall be cumulative to the greatest extent permitted by law.

         10. Expenses. If there is any default under this Note or any Security Document and this Note is placed in the hands of any attorney for collection or is collected through any court including any bankruptcy court, Maker promises and agrees to pay to Payee its attorneys fees, court costs, and all other expenses incurred in collecting or attempting to collect or securing or attempting to secure this Note as provided by the laws of the Commonwealth of Kentucky, or any other state where the collateral or any part of it is situated. This section shall be deemed supplemental to, and not to be in substitution for, that section of any Security Document dealing with the reimbursement of expenses.

         11. Waivers. Maker waives (a) presentment, demand, notice of dishonor, protest, notice of protest and non-payment, and (b) all exemptions to which Maker may now or hereafter be entitled under the laws of the Commonwealth of Kentucky, of any other state, or of the United States, and agrees that Payee shall have the right (i) to grant Maker or any guarantor of this Note any extension of time for payment of this Note or any other indulgence or forbearance whatsoever, and (ii) to release any security for or guarantor of payment of this Note, without in any way affecting the liability of Maker under this Note or the Guarantor under the Security Documents, and without waiving any rights Payee may have under this Note or by virtue of the laws of the Commonwealth of Kentucky, or any other state of the United States.

         12. Time of Essence. Time is of the essence in the payment and performance of all of Maker's obligations under this Note, the Security Documents and all documents securing this Note or relating hereto.

         13. Venue and Jurisdiction. Maker further agrees that in the event of any litigation for collection of or relating to this note, jurisdiction and venue shall be proper and appropriate in any court sitting in Louisville or Jefferson County Kentucky, and Maker hereby consents to such jurisdiction and venue.

         14. Waiver of Jury Trial. MAKER VOLUNTARILY AND INTENTIONALLY WAIVES AND SHALL NOT ASSERT ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING FROM OR CONNECTED WITH THIS NOTE, THE SECURITY DOCUMENTS OR ANY AGREEMENT MADE OR CONTEMPLATED TO BE MADE IN CONNECTION THEREWITH, OR ANY COURSE OF DEALING, COURSE OF CONDUCT, STATEMENT OR ACTIONS OF ANY PARTY IN CONNECTION WITH THIS NOTE.

         15. Partial Invalidity. If any one or more of the provisions of this Note, or the applicability of any such provision to a specific situation, shall be held invalid or unenforceable, such provision shall be modified to the minimum extent necessary to make it or its application valid and enforceable, and the validity and enforceability of all other provisions of this Note and all other applications of any such provision shall not be affected thereby. In the event such provision(s) cannot be modified to make it or them enforceable, the invalidity or unenforceability of any such provision(s) of this Note shall not impair the validity or enforceability of any other provision of this Note.

         16. Binding Effect. This Note shall bind the successors and assigns of Maker and shall inure to the benefit of Payee and its successors and assigns. Maker shall not assign or allow the assumption of its rights and obligations hereunder without Payee's prior written consent.

         IN WITNESS WHEREOF, the undersigned Maker has executed this Note as of the date first above written.

                                            WILSON FINANCIAL CORPORATION

        illegible                           By:   /s/ J. Steven Wilson
---------------------------------                 ------------------------------
Witness                                     Title:   President
                                                  ------------------------------
/s/ Catherine J. Gray                                     ("Maker")
---------------------------------
Witness

                        UNCONDITIONAL GUARANTY AGREEMENT
                        --------------------------------

         In consideration of the loan evidenced by the Term Promissory Note made by Wilson Financial Corporation ("Maker") in favor of Imagine Investments, Inc. ("Payee") dated February ___, 1999, in the original principal sum of $6,000,000.00 (the "Note"), the undersigned unconditionally guarantees the prompt payment of (i) the entire principal balance of the Note, (ii) all accrued interest upon the principal balance hereof, (iii) late fees and (iv) all attorneys' fees and costs and expenses of collection incurred by Payee, together with the costs and expenses of maintaining and securing collateral pursuant to all documents and instruments securing repayment of this Note, when due, whether by acceleration or otherwise regardless of the genuineness, validity or enforceability of this Note. The undersigned consents and agrees to be bound by all of the terms of this Note (as the same may be extended or renewed). The undersigned waives all rights and subrogation with respect to this Note or any collateral securing its payment and all rights of recourse or indemnity until this Note and all other obligations of Maker to Payee shall have been fully paid. If any payment made by Maker to Payee later deemed to be a preference or otherwise required to be repaid or returned, the amount of such return or repayment shall continue to be covered by this Guaranty. THE UNDERSIGNED HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT THE UNDERSIGNED MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THE LOAN EVIDENCED BY THIS NOTE OR ANY RELATED LOAN OR LENDING TRANSACTION OR ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION THEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF ANY PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR PAYEE MAKING THE LOAN EVIDENCED BY THIS NOTE. THE UNDERSIGNED AGREES THAT THIS GUARANTY SHALL BE AND IS DEEMED TO BE INCORPORATED INTO AND MADE A PART OF THIS NOTE AS THOUGH A PART THEREOF.

         The liability of the undersigned shall in no way be affected by any renewal or extension of time of payment of the Note and any other instrument, indebtedness or liability, or by any release or surrender of other security or collateral or guaranty for the Note, or by delay in enforcement of payment of the principal or interest or of any security in connection therewith, or by any other indulgence Payee may grant Maker.

         The undersigned hereby declares to and covenants with Payee, its successors or assigns, that the undersigned has no defense whatever to any action, suit or other proceedings, at law or otherwise, that may be instituted under or on account of this Guaranty, including all questions as to the validity, regularity or enforceability of the obligation of Maker.

         Notwithstanding the death of the undersigned, this instrument shall be binding on the estate of the decedent as to any obligation incurred either before or after or extended after such death.

         Payee shall not be bound to exhaust its recourse against or upon the security or collateral it may hold or against any other person before being entitled to payment from the undersigned or of the amount hereby guaranteed. This Guaranty Agreement constitutes a guaranty of payment and not of collection.

         Payee is hereby authorized and empowered, at its option to appropriate and apply to the payment and extinguishment of the liability of the undersigned under this Guaranty Agreement at any time after such liability shall become payable, any and all monies or other property of the undersigned and the proceeds thereof (including safekeeping or pledge) for this or any other liability of the undersigned to the Payee, and including any balance on deposit or otherwise for the account of, or to the credit of, or belonging to, the undersigned.

         Payee is hereby authorized and empowered, at its option, at any time after the liability created by the foregoing guaranty becomes payable, to sell assign and deliver any securities or property at any time given unto or left in the possession or custody of Payee for any purpose (including safekeeping or pledge) for this or any other liability of the undersigned or in which any of the undersigned may have an interest, at public or private sale, for cash, upon credit, or for future delivery, all at the option of Payee or any of its officers, without demand, advertisement, or notice, all of which are hereby expressly waived.

         Upon any sale or sales at public or private sale, above provided for, Payee, its successors or assigns, may bid for and/or purchase the whole or any part of such securities or property free from any right of redemption, which is hereby waived and released.

         In case of any sale by Payee of any of said securities or property on credit or for future delivery, the securities and property sold may be retained by Payee until the selling price is paid by the purchaser and Payee shall incur no liability in case of failure of the purchaser to take up and pay for the securities or property so sold. In case of any such failure the securities or property may be again sold.

--------------------------------             -----------------------------
       Witness                               J. STEVEN WILSON
                                                   ("Guarantor")

-------------------------------
       Witness